Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

June 5, 2019

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Registration Statement on Form S-4 (File No. 333-230858) for Fidelity National Information Services, Inc.

Ladies and Gentlemen:

We have acted as Georgia counsel for Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), in connection with the registration statement on Form S-4 (File No. 333-230858) as amended (the “Registration Statement”) filed by FIS with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the issuance of up to 297,279,730 shares (the “Shares”) of FIS’s common stock, par value $0.01 per share, to be issued in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2019, by and among Worldpay, Inc., a Delaware corporation (“Worldpay”), FIS and Wrangler Merger Sub, Inc., a Delaware corporation, pursuant to which FIS will acquire Worldpay, on the terms and subject to the conditions set forth in the Merger Agreement.

As such counsel, and as a basis for the opinion hereinafter set forth, we have examined and are familiar with (a) the Merger Agreement; (b) FIS’ amended and restated articles of incorporation, as amended to date (the “Articles”); (c) FIS’ amended and restated bylaws, as amended to date; (d) the articles of amendment to the Articles attached as Annex B to the joint proxy statement/prospectus contained in the Registration Statement (the “Articles of Amendment”) to be filed with the Georgia Secretary of State immediately before the effectiveness of the “Merger,” as such term is defined in the Merger Agreement; (e) the Registration Statement; and (f) relevant resolutions of the directors of FIS approving the Merger Agreement (and the transactions contemplated thereby), the Articles of Amendment and the registration of the Shares. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of FIS and such other documents and records as we have deemed necessary for purposes of this opinion letter.

We have relied on statements and representations of officers of FIS and other representatives of FIS and its agents. Other than as stated in this opinion letter, we have not independently established or verified any facts relevant to the opinion expressed herein. In our examination, we have assumed the completeness and authenticity of any document submitted to

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK

NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

Fidelity National Information Services, Inc.

June 5, 2019

us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding paragraph was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosure necessary to prevent such information from being misleading. We have also assumed that the Articles of Amendment will be duly filed with the Georgia Secretary of State and become effective before the Merger becomes effective and that the Shares will be issued in connection with the Merger as described in the Registration Statement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based, as to matters of law, solely on the Georgia Business Corporation Code and judicial interpretations of such law. We express no opinion herein as to any other laws, statutes, regulations or ordinances. Without limiting the generality of the foregoing, we give no opinion as to any federal securities laws or any state securities laws.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that when (a) the Registration Statement has become effective under the Securities Act, (b) the Articles of Amendment substantially in the form attached as Annex B to the joint proxy statement/prospectus contained in the Registration Statement have been duly filed with the Georgia Secretary of State and have become effective under the Georgia Business Corporation Code, and (c) the Shares have thereafter been issued in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Registration Statement and in any amendments or supplements to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

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Fidelity National Information Services, Inc.

June 5, 2019

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP